UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 09, 2014

Exide Technologies

(Exact name of registrant as specified in its charter)

Delaware	1-11263	23-0552730
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13000 Deerfield Parkway, Building 200, Milton, Georgia	30004
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (678) 566-9000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Attached as Exhibit 99.1 is a press release dated April 8, 2014, regarding operations at the Company’s Vernon, California recycling facility. On January 10, 2014, the South Coast Air Quality Management District (“SCAQMD”) adopted an amended rule that contains new emissions and equipment requirements with varying compliance dates, including an April 10, 2014 deadline that would require the Company to operate the furnaces at its Vernon, California recycling facility under continuous negative pressure (“Rule 1420.1”).

On February 7, 2014, the Company initiated two separate proceedings: (1) a Petition for Variance before the SCAQMD Hearing Board, requesting a delay of the negative pressure requirement until December 31, 2014, and (2) a Writ of Mandamus in Superior Court of Los Angeles County, seeking to invalidate the negative pressure requirement of Rule 1420.1. Additionally, on February 21, 2014, the Company filed a request for a preliminary injunction that would temporarily suspend the April 10, 2014 deadline until such time as the Superior Court could conduct a trial on the Writ of Mandamus.

On April 7, 2014, the Los Angeles County Superior Court denied the Company’s preliminary injunction. Additionally, on April 8, 2014, the SCAQMD Hearing Board denied the Company’s variance request. As a result of these two decisions, the Company is prevented from fully operating the Vernon facility until such time as it can design, engineer, permit, install and test new equipment needed to achieve the standard. The Company currently estimates the full operation of the furnaces under continuous negative pressure will not occur until December 2014 should the Company decide to proceed.

As Exide continues to evaluate the Company’s alternatives regarding future operations at the Vernon, California recycling facility, the Company is establishing arrangements with third party recyclers to provide tolling and is also negotiating additional purchases to satisfy lead requirements, both of which will allow the Company to continue operations in the ordinary course. The Company currently estimates that the negative annual earnings impact from the alternative lead supply is in the range of $15 to $38 Million, depending upon the source of supply. However, the Company cannot be certain whether these rulings will have any further adverse impacts on its business, financial condition, cash flows, and results of operations.

Item 9.01 Financial Statements and Exhibits.

99.1 Press release dated April 08, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Exide Technologies

April 09, 2014	By:	/s/ Phillip A. Damaska
	Name:	Phillip A. Damaska
	Title:	Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press release dated April 8, 2014